UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 9, 2005

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1000 Park Drive
Lawrence, Pennsylvania		15055
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (724) 746-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 9, 2005, the Compensation Committee of the Board of Directors of Black Box Corporation (the “Company”) recommended that the Board of Directors adopt, and the Board of Directors adopted, an executive incentive bonus plan for Fiscal 2006 (fiscal year ending March 31, 2006). The plan goals include one or more of the following: earnings per share, operating income, operating margin percentage and days sales outstanding (“DSOs”). Payments are scheduled to be made on a quarterly basis upon achievement of such goals on a year-to-date basis. Payout of the bonus is at 50% of target for achieving 90% of the goal increasing to 100% of target at 100% of goal. Payout could exceed 100% of target under the plan. In addition, payments may be made in the discretion of the Board of Directors. The payout targets of the Named Executive Officers of the Company under the plan are: Roger E. M. Croft, $100,000; Michael McAndrew, $75,000; Francis W. Wertheimber, $100,000; and Fred C. Young, $475,000. At the meetings, the Compensation Committee recommended and the Board of Directors approved the following bonuses under the plan for the first quarter of Fiscal 2006: Michael McAndrew, $118,750, including a special bonus; Francis W. Wertheimber, $25,000; and Fred C. Young, $118,750.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Box Corporation
Date: August 15, 2005	By:	/s/ Fred C. Young
Fred C. Young
Chief Executive Officer

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